SCHEDULE 14A INFORMATION

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of 1934 (Amendment No.)

Filed by the Registrant [ X ]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]           Preliminary Proxy Statement

[  ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]         Definitive Proxy Statement

[  ]          Definitive Additional Materials

[  ]          Soliciting Material under §240.14a–12

Franklin Floating Rate Master Trust

(Name of Registrant as Specified In Its Charter)

____________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

               1)           Title of each class of securities to which transaction applies:

               2)           Aggregate number of securities to which transaction applies:

               3)           Per unit price or other underlying value of transaction computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4)           Proposed maximum aggregate value of transaction:

               5)           Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)           Amount Previously Paid:

               2)           Form, Schedule or Registration Statement No.:

               3)           Filing Party:

               4)           Date Filed:

FRANKLIN FLOATING RATE MASTER TRUST

Franklin Middle Tier Floating Rate Fund

Franklin Lower Tier Floating Rate Fund

One Franklin Parkway

San Mateo, California 94403-1906

December 24, 2015

_________________________________________

NOTICE OF SOLICITATION OF CONSENTS

To the Shareholders of Franklin Middle Tier Floating Rate Fund (the “Middle Tier Fund”) and Franklin Lower Tier Floating Rate Fund (the “Lower Tier Fund” and, with the Middle Tier Fund, each a “Fund” and collectively, the “Funds”):

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are being furnished to you by Franklin Floating Rate Master Trust (the “Trust”) in connection with the solicitation, on behalf of the Trust’s Board of Trustees (the “Board”), of written consents from the holders of the outstanding shares of each Fund to take an action that requires shareholder approval.

The Board is requesting that the shareholders of each Fund approve a change in the status of such Fund from  a “diversified” fund to a non-diversified fund for purposes of the Investment Company Act of 1940, including deletion of the Fund’s fundamental policy regarding diversification.

Please complete, date and sign the enclosed written consent card and return it to the Secretary of the Trust.  To be counted, a shareholder’s properly completed written consent card must be received at or before 4:00 p.m., Pacific time, on January 15, 2016 (the “Expiration Date”), subject to extension by the Board.

The Board recommends that all shareholders of each Fund consent to the change in the Fund’s status to a non-diversified fund, including deletion of the Fund’s current fundamental policy regarding diversification.  You can do so by marking the box entitled “CONSENT” with respect to the proposal on the enclosed written consent card.  Consents may be revoked by shareholders at any time prior to the deadline for the receipt of written consents of the holders of “a majority of the outstanding shares” (as defined in the Consent Solicitation Statement) of each of the Funds entitled to act.

            By Order of the Board of Trustees,

            Karen L. Skidmore

            Vice President and Secretary

            December 24, 2015

Franklin FLOATING RATE MASTER TRUST

Franklin Middle Tier Floating Rate Fund

Franklin Lower Tier Floating Rate Fund

One Franklin Parkway

San Mateo, California 94403-1906

CONSENT SOLICITATION STATEMENT DATED DECEMBER 24, 2015

Introduction

This Consent Solicitation Statement (the “Statement”) is being furnished in connection with the solicitation of written consents of the shareholders of Franklin Middle Tier Floating Rate Fund (the “Middle Tier Fund”) and Franklin Lower Tier Floating Rate Fund (the “Lower Tier Fund” and with the Middle Tier Fund, each a “Fund” and collectively, the “Funds”), each a series of Franklin Floating Rate Master Trust (the “Trust”), to approve for each Fund a change in the status of such Fund from  a “diversified” fund to a non-diversified fund for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), including deletion of the Fund’s fundamental policy regarding diversification.

This Statement contains important information for you to consider when deciding whether to consent to these matters.  Please read it carefully and keep it for future reference.

The Trust’s Board of Trustees (the “Board” or “Trustees”) has determined to obtain shareholder approval of a change in the status of each Fund from  a “diversified” fund to a non-diversified fund for purposes of the 1940 Act by written consent, rather than by calling a special meeting of shareholders, because each Fund has only five shareholders as of the December 23, 2015 record date relating to this Statement.  Written consents are being solicited from the shareholders of each Fund pursuant to the Trust’s Second Amended and Restated Agreement and Declaration of Trust and By-laws.

Consent solicitation materials, which include this Statement and a written consent, are being sent to all Fund shareholders on or about December 24, 2015.

The Board is sending you this Statement in connection with the Board’s solicitation of consents to approve a change in the status of each Fund from  a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification.  Certain Trustees or officers of the Trust or employees of Franklin Advisers, Inc. (“FAV”) may solicit consents by telephone or in person.  FAV will pay all of the costs of this solicitation.

Required Vote

To become effective, a change in the status of a Fund from a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification, must be approved by a “majority of the outstanding voting securities” of the Fund, as defined in the 1940 Act, which is the affirmative vote of more than 50% of the outstanding voting securities of the particular Fund (the “Requisite Consent”).  Each shareholder of a Fund of record on December 23, 2015 (the “Record Date”) will be entitled to one vote for each full share and a fractional vote for each fractional share of a Fund that the shareholder holds.  Voting will occur on a Fund by Fund basis with respect to the proposal.  Because none of the outstanding shares of the Funds are held in a brokerage account, there will be no broker non-votes.  Abstentions will have the same effect as voting against the proposal.  If shareholders do not approve the change in the status of a Fund from  a “diversified” fund to a non-diversified fund, including deletion of the Fund’s fundamental policy regarding diversification, such Fund will remain diversified for purposes of the 1940 Act and subject to its current fundamental policy regarding diversification.

            The Board recommends that shareholders of each Fund CONSENT to a change in the status of the Fund from  a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification.

How to Submit Consents

All written consents that are properly completed, signed and delivered prior to the Expiration Date (as defined below) and not revoked prior to acceptance, will be accepted.  If you have any questions about this consent solicitation or how to vote or revoke your consent, or if you need additional copies of this Statement or voting materials, please contact the Trust’s Secretary at (650) 312-2000.

Shareholders of record who desire to consent to a change in the status of their Fund from a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification, may do so by delivering the written consent to the Secretary of the Trust in accordance with the instructions contained in the written consent.  If the written consent is properly completed and signed, the shareholder will be deemed to have consented to such change in the status of the Fund to a non-diversified fund, including deletion of the Fund’s fundamental policy regarding diversification.  Failure to return the enclosed written consent card will have the same effect as a vote against a change in the status of the Fund from  a “diversified” fund to a non-diversified fund.

Written consents must be executed in exactly the same manner as a shareholder’s name appears on the account registration.

            A shareholder must complete, sign, date and deliver the written consent (or photocopy thereof) for such holder’s shares to the Secretary of the Trust.  Such written consent may be delivered to the Secretary of the Trust by hand.

Expiration Date of Solicitation

The solicitation of consents will expire at 4:00 p.m., Pacific time, on the earlier of (i) January 15, 2016, or (ii) the date the Requisite Consent is received (the “Expiration Date”).  Notwithstanding anything to the contrary set forth in this Statement, the Trust reserves the right, at any time prior to the Expiration Date, to amend or terminate this solicitation, or to delay accepting consent cards.

Revocation of Consents

Written consents may be revoked or withdrawn by a shareholder at any time prior to the Expiration Date.  To be effective, a written revocation or withdrawal of the written consent card must be received by the Secretary of the Trust prior to such time and addressed as follows: Secretary, Franklin Floating Rate Master Trust, One Franklin Parkway, San Mateo, California 94403-1906.  A notice of revocation or withdrawal must specify the shareholder’s name and the number of shares for which consent is being withdrawn.  As of the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

The Proposal

To approve a change in the status of the Fund from a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification

            The 1940 Act requires each investment company to recite in its registration statement such investment company’s status as either a “diversified” or “non-diversified” fund. If an investment company is “diversified,” it may not purchase the securities of any one issuer if, at the time of purchase, with respect to 75% of the investment company’s total assets, more than 5% of its total assets would be invested in the securities of that issuer, or the investment company would own or hold more than 10% of the outstanding voting securities of that issuer. Up to 25% of an investment company’s total assets may be invested without regard to these limitations. Under the 1940 Act, these limitations do not apply to securities issued or guaranteed as to principal or interest by the U.S. government or any of its agencies or instrumentalities, or to the securities of other investment companies.

            Each Fund is newly created and declared a fundamental policy of being diversified and adopted the following fundamental policy regarding diversification of investments:

[A Fund may not:] Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (a) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

            However, in connection with recent in-kind purchases of the Funds’ shares by other Franklin Templeton funds in accordance with no-action relief granted by the staff of the U.S. Securities and Exchange Commission (the “SEC”), each Fund has a very high concentration of investments that are greater than 5% of the Fund’s assets in any one issuer. The Board and FAV believe that managing each Fund as non-diversified will better enable FAV to meet the intended purposes behind the creation of the Funds – to provide vehicles for other Franklin Templeton funds (“Purchasing Funds”) to invest in the Funds, rather than directly in floating rate instruments, to reduce trading and settlement costs and other operational inefficiencies associated with managing each Purchasing Fund’s direct investments in such floating rate instruments separately.  The change of the Funds’ status from diversified to non-diversified will not result in any additional risks to the Purchasing Funds or their shareholders because the change will not affect the Purchasing Funds’ status as “diversified” for purposes of the 1940 Act.  In addition, such change in status for the Funds will not increase a Purchasing Fund’s exposure to any one floating rate instrument from what its exposure was before its in-kind purchase of Fund shares, although it is possible that a Purchasing Fund may have increased exposure to a particular floating rate security in the future.  In addition, each Fund must meet the diversification requirements of Subchapter M of the Internal Revenue Code. Finally, given the focus of each Fund on floating rate investments of a particular credit quality, the universe of investments for each Fund is more limited than for the other Franklin Templeton floating rate loan funds, which do not focus on loans of a particular credit quality.  With a more limited investment universe, FAV believes that finding suitable investments for each Fund going forward to maintain a diversified portfolio may be problematic.

            As noted above, if the proposal is approved, the Funds would not be subject to the 1940 Act’s diversification requirements, but in order to obtain the favorable tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”), each Fund is required to comply with the diversification requirements for RICs under Subchapter M of the Code. The Code’s diversification requirements, which are separate from those of the 1940 Act, generally require that, at the close of each quarter, a Fund will not invest more than 25% of its total assets in any one issuer and, with respect to 50% of its total assets, will not invest more than 5% of its total assets in any one issuer or more than 10% of the issuer's outstanding voting securities. These limitations do not apply to U.S. government securities and securities issued by RICs.

            If the proposal to change the status of each Fund to a non-diversified fund from a diversified fund is approved by shareholders, it is expected that such Fund will continued to invest a greater portion of its assets in fewer issuers. As a result, the Funds may be more sensitive to economic, business, political or other changes affecting similar issuers or securities, which may result in greater fluctuation in the value of the Fund’s shares. However, each Fund intends to continue to meet the tax diversification requirements applicable to RICs as discussed above.

                        The Board unanimously recommends the approval of a change in the status of each Fund from  a “diversified” fund to a non-diversified fund for purposes of the 1940 Act, including deletion of the Fund’s fundamental policy regarding diversification.

Additional Information about the Funds

            Investment Manager.  FAV, with its principal offices at One Franklin Parkway, San Mateo, California 94404-1906, is a California corporation.  FAV is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”).  FAV manages, as of October 31, 2015, approximately $358.6 billion in assets, and has been in the investment management business since 1947.  FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“Resources”).

            Administrator.  The administrator of each Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906 and 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091.  FT Services is an indirect, wholly-owned subsidiary of Resources and an affiliate of FAV.  Pursuant to a Subcontract for Fund Administrative Services Contract with FAV, FT Services performs certain administrative functions for each Fund.

            Private Placement Agent.  Franklin Templeton Financial Services, Inc. (“FTFS”), One Franklin Parkway, San Mateo, CA 94403, has an agreement with the Trust to serve as the private placement agent of each Fund.  FTFS is an indirect, wholly owned subsidiary of Resources and is an affiliate of FAV.

            Shareholder Reports.  Each Fund’s first annual shareholder report, including financial statements, for the fiscal year ending June 30, 2016, will be distributed to shareholders when available and will be available free of charge.  To obtain a copy, please call (800) 623-2350, extension 1123504 or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 997151, Sacramento, California 95899-7151.

            Other Disclosure Documents.  More information about each Fund is included in: (i) a Fund’s Form N-1A Part A dated November 6, 2015; and (ii) a Fund’s Form N-1A Part B dated November 6, 2015, relating to a Fund’s Part A.  You may request a free copy of a Fund’s Part A or Part B of Form N-1A.  To obtain a copy, please call (800) 623-2350, extension 1123504 or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 997151, Sacramento, California 95899-7151.  This Statement omits certain information contained in the Form N-1A registration statement of the Funds.  Reference is hereby made to such Form N-1A registration statement, including the exhibits and amendments thereto, for further information with respect to the Funds.

Each Fund files consent solicitation materials, proxy materials, reports, and other information with the SEC in accordance with the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act.  These materials can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  Copies of such material can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, or obtained electronically from the EDGAR database on the SEC’s website (www.sec.gov).

Contacting the Board.  If a shareholder wishes to send a communication to the Board of the Trust, such correspondence should be in writing and addressed to the Board at the Funds’ offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary.  The correspondence will be given to the Board for review and consideration.

Shareholder Proposals.  Each Fund is not required and does not intend to hold regular annual meetings of shareholders.  A shareholder who wishes to submit a proposal for consideration for inclusion in a Fund’s proxy statement for the next meeting of a Fund’s shareholders should send his or her written proposal to the Funds’ offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary, so that it is received within a reasonable time in advance of such meeting in order to be included in a Fund’s proxy statement and proxy card relating to that meeting and presented at the meeting.  A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules, state law and a Fund’s governing instruments.  Submission of a proposal by a shareholder does not guarantee that the proposal will be included in a Fund’s proxy statement or presented at the meeting.

Record Shareholders

As of December 23, 2015 the outstanding shares of the Middle Tier Fund and the Lower Tier Fund were as follows:

Fund                                                    Outstanding Shares

Middle Tier Fund                                  36,035,594.719

Lower Tier Fund                                   43,685,763.270

Principal Shareholders

As of December 23, 2015, the officers and Trustees of the Trust as a group owned or controlled less than 1% of each of the Funds.  As of the same date, the following shareholders owned, of record and beneficially, 5% or more of the outstanding shares of the Middle Tier Fund or the Lower Tier Fund.  The address of each shareholder of record is One Franklin Parkway, San Mateo, California 94403-1906.  For purposes of the 1940 Act, any person who owns, directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to “control” such company.  Accordingly, to the extent that a shareholder identified in the following table as the beneficial owner and holder of record of more than 25% of the outstanding voting securities of a Fund and has voting and/or investment power, the shareholder may be presumed to control such Fund.

Middle Tier Fund- Name of Record/ Beneficial Owner	Number of Shares	Percentage of Fund
Franklin Strategic Income Fund	29,025,522.558	80.546%
Franklin Strategic Income VIP Fund	2,692,634.189	7.472%
Franklin Total Return Fund	1,862,617.308	5.168%
Franklin Low Duration Total Return Fund	2,355,550.576	6.536%

Lower Tier Fund- Name of Record/ Beneficial Owner	Number of Shares	Percentage of Fund
Franklin Strategic Income Fund	37,492,831.641	85.823%
Franklin Strategic Income VIP Fund	3,110,986.293	7.121%

FRANKLIN FLOATING RATE MASTER TRUST

Franklin [Middle Tier] [Lower Tier] Floating Rate Fund

One Franklin Parkway

San Mateo, California 94403-1906

FORM OF CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby (i) acknowledges receipt of the notice dated December ___, 2015 of the solicitation of consents from the shareholders of Franklin [Middle Tier] [Lower Tier] Floating Rate Funds, a series of Franklin [Middle Tier] [Lower Tier] Floating Rate Funds, a Delaware statutory trust, and the Consent Solicitation Statement related thereto, and (ii) votes all of its shares of Franklin [Middle Tier] [Lower Tier] Floating Rate Fund held of record by the undersigned, in the manner designated herein.

This consent, when properly executed, will be voted in accordance with the specification made herein.  If no specification is made, this consent will be counted as a “consent” in favor of the proposal.

The Board of Trustees recommends that shareholders provide their consent to the proposal.  Please carefully review the Consent Solicitation Statement delivered with this consent.

1)  PROPOSAL:  To approve a change in the status of the Fund from a “diversified” fund to a non-diversified fund for purposes of the Investment Company Act of 1940, as amended, including deletion of the Fund’s fundamental policy regarding diversification

CONSENT [   ]                        CONSENT WITHHELD [   ]                  ABSTAIN  [   ]

[FRANKLIN TEMPLETON TRUST NAME]

On behalf of [Franklin Templeton Fund name]

By:

      Name:

      Title:

Date:  ___________, 20__

Please date and sign this consent and deliver it to the Secretary of Franklin Floating Rate Master Trust, One Franklin Parkway, San Mateo, California 94403-1906